As filed with the Securities and Exchange Commission on March 21, 1997.

                                                Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                   TO FORM S-8, REGISTRATION NO. 33-11689,
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      INTERNATIONAL BANCSHARES CORPORATION
               (Exact name of issuer as specified in its charter)

            TEXAS                                          74-2157138
(State or other jurisdiction of                (I.R.S. Employer incorporation or
        organization)                                   Identification No.)

                 1200 SAN BERNARDO AVENUE, LAREDO, TEXAS 78042
             (Address of principal executive offices) (Zip Code)

         1996 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)

                                  Cary P. Kavy
                            Cox & Smith Incorporated
                         112 E. Pecan Street, Suite 1800
                            San Antonio, Texas 78205
                                    (210) 554-5250
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                    AMENDMENT

      This Post-Effective Amendment to Form S-8, Registration No. 33-11689, is filed by International Bancshares Corporation, a Texas corporation, pursuant to Rule 470 of the Securities Act of 1933. The undersigned amends Registration No. 33-11689 by including Exhibit 99.1, the 1996 International Bancshares Corporation Stock Option Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Laredo, Texas on March 21, 1997.

                                          INTERNATIONAL BANCSHARES CORPORATION

                                          By: /s/ DENNIS E. NIXON
                                                  Dennis E. Nixon, President
                                                  (Principal Executive Officer)

      Pursuant to the Power of Attorney granted in Registration 33-11689 to Dennis E. Nixon, as true and lawful attorney-in-fact and agent in any and all capacities, to sign any and all amendments (including post-effective amendments) to Registration 33-11689, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, this registration statement has been signed below by the following person as true and lawful attorney-in-fact and agent on March 21, 1997.

SIGNATURE                     NAME AND TITLE                         DATE

/s/ DENNIS E. NIXON          Director and President              March 21, 1997
    Dennis E. Nixon

                                  EXHIBIT INDEX

   NUMBER                            DOCUMENT                      PAGE
    99.1         1996 International  Bancshares  Corporation         5
                 Stock Option Plan